Exhibit 99.1

Worksport Posts Q2 2025 Results: Gross Profit Increases 173%, Revenue Jumps 83%, Margin Expands 870 bps, Operating Loss Improves 15% [QoQ].

Company Reaffirms ≥$20 Million 2025 Revenue Target and Highlights Clear Path to Near-Term Operational Cash Flow Positivity

West Seneca, New York, August 13, 2025 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S. based manufacturer and innovator of hybrid and clean energy solutions for the light truck, overlanding, and global consumer goods sectors, today announced record financial and operational results for the quarter ended June 30, 2025 (“Q2 2025”) and reaffirmed full-year 2025 revenue guidance of at least $20 million.

Q2 2025 Highlights

Worksport delivered its highest quarterly revenue in Company history, with net sales of $4.10 million, up 114% year-over-year and 83% sequentially. Gross margin expanded 8.7 percentage points from Q1 to 26.4%, driving a 173% increase in gross profit to $1.08 million. Operating loss improved 15% QoQ to $(3.62) million, while net loss narrowed ~16% to $(3.73) million. Operating cash use improved 19% to $(3.10) million, and total liquidity stood at ~$6.1 million. Inventory remained stable at $5.88 million, with ~90% in raw materials to support production ramp-up.

The Company achieved three consecutive monthly sales records in Q2 — April $1.22M, May $1.28M, and June $1.60M — equating to a $19.2M annualized run rate (non-GAAP). Year-to-date, Worksport has added 450+ new dealer accounts, with its network at full activation capable of generating ~$21.5M in annual repeatable revenue (excluding B2C and new dealer accounts).

Additional Operational Highlights:

●	Production: Q3 2025 output is expected to be notably stronger than Q2. July output averaged 115-130 units/day, peaking at 160 units/day and by late Q3 targeting 200 units/day.

●	Innovation Pipeline: HD3 heavy-duty tonneau cover on track for Q3 launch; SOLIS (solar tonneau) and COR (portable power) on track for Q4 launch; AetherLux cold-climate heat pump advancing to commercial testing.

●	Tariff Management: Estimated 5-10% inflationary cost impact offset by operational efficiencies; the Company is evaluating additional strategies to further mitigate effects across upcoming clean-tech products.

Management Commentary

Steven Rossi, Founder & CEO of Worksport, said:

“Q2 shows our model working at scale - demand is outpacing supply, margins are expanding, and our U.S. facility continues to ramp efficiently. With three straight monthly sales records and gross margin now at 26.4%, we’re executing toward operational cash-flow positivity while preparing to launch HD3, SOLIS, and COR. We believe our American-made tonneau business alone can carry Worksport to profitability in 2026, with clean-tech adding meaningful upside.”

Michael Johnston, CFO, added:

“We delivered strong sequential leverage, including gross profit up 173% with operating loss improved 15%, and we tightened operating cash use by 19%. Liquidity remains stable with approximately $6.1 million available, and our inventory profile supports growth without significant near-term working capital. We reaffirm our target of at least $20 million in revenue this year and expect gross margin to approach 30% by year-end, with operating cash-flow breakeven targeted for late Q4 2025 or early Q1 2026.”

Outlook & Guidance

●	2025 Revenue: Reaffirmed at ≥$20 million.
●	Margins: Expect continued expansion toward 30%+ gross margin by year-end.
●	Cash Flow: Targeting operating cash-flow breakeven by Q4 2025 / Q1 2026.
●	2026 Profitability Drivers: Initial $2-3M revenue expected from first batches of COR & SOLIS; AetherLux expected to contribute meaningfully in 2026.

Capital & Liquidity:

●	Reg A Offering: Company expects to close the current Regulation A offering by end of August 2025; if fully subscribed ($10M), management believes Worksport is fully funded through 2025 and into 2026.

●	Warrants: Outstanding warrants ($4.50-$6.70 exercise ranges) may provide 2026 growth capital. While currently not in the money, the Company believes current share price is undervalued and may be better reflected as the year goes on. Per the current business plan, Worksport intends to limit notable equity dilution while pursuing disciplined growth.

Worksport Q2 2025 Conference Call

For detailed insights on the quarter, and management commentary, please attend our scheduled conference call. It will occur at 1PM ET on Wednesday August 13, 2025. You may attend with this registration link: [Conference Call Registration]

Accompanying prepared remarks and deck will be available at 1pm ET: [here]

Worksport Q2 2025 Report: Balance Sheet & Income Statement

Below is a summary excerpt from the Financial Statements section of Worksport 10-Q [June 30, 2025] covering the quarter ending June 30, 2025. Investors are encouraged to review the complete 10-Q filing and the accompanying prepared remarks, both linked above, for full context and analysis.

Worksport Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30, 2025 (Unaudited)	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$1,393,140	$4,883,099
Accounts receivable, net	295,961	42,589
Other receivable	228,086	169,728
Inventory (Note 3)	5,881,513	5,190,054
Prepaid expenses and deposits (Note 6)	692,292	192,192
Total current assets	8,490,992	10,477,662
Investments (Note 11)	122,681	66,308
Property and equipment, net (Note 4)	13,218,121	13,644,226
Operating lease right-of-use assets (Note 12)	731,633	595,415
Intangible assets, net (Note 5)	1,016,710	953,049
Total assets	$23,580,137	$25,736,660
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,973,131	$1,526,630
Accrued liabilities and other	682,781	800,283
Accrued compensation	517,475	377,112
Long-term debt, current portion (Note 13)	235,865	222,992
Lease liability, current portion (Note 12)	323,698	246,535
Total current liabilities	3,732,950	3,173,552
Lease liability, excluding current portion (Note 12)	437,266	368,472
Long-term debt, excluding current portion (Note 13)	2,093,363	4,781,005
Total liabilities	6,263,579	8,323,029

Shareholders’ Equity
Series A, B & C Preferred stock, $0.001 par value, 10,000,000 shares authorized, 100 Series A, 0 Series B, and 49,335 Series C issued and outstanding, respectively (Note 7)	49	-
Common stock, $0.001 par value, 45,000,000 shares authorized, 5,519,130 and 4,016,205 shares issued and outstanding, respectively (Note 7)	5,518	4,016
Additional paid-in capital	87,970,432	79,781,674
Share subscriptions receivable	(1,577)	(1,577)
Share subscriptions payable	2,022,630	2,115,064
Accumulated deficit	(72,671,914)	(64,476,966)
Cumulative translation adjustment	(8,580)	(8,580)
Total shareholders’ equity	17,316,558	17,413,631
Total liabilities and shareholders’ equity	$23,580,137	$25,736,660

The accompanying notes form an integral part of these condensed consolidated financial statements. Please click here to download the full 10-Q.

Worksport Ltd.

Condensed Consolidated Statements of Operations and Comprehensive Loss

For the Three and Six Months Ended June 30, 2025 and 2024

(Unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2025	2024	2025	2024

Net sales	$4,104,958	$1,921,539	$6,344,963	$2,434,176
Cost of sales	3,022,846	1,624,910	4,866,630	2,100,091
Gross profit	1,082,112	296,629	1,478,333	334,085

Operating Expenses
Research and development	304,833	1,045,864	674,434	1,415,465
General and administrative	2,454,055	1,900,522	5,442,835	4,205,239
Sales and marketing	1,305,355	478,792	2,175,104	545,569
Professional fees	637,493	766,563	1,063,534	1,710,341
(Gain) loss on foreign exchange	(1,993)	15,636	(3,638)	7,685
Total operating expenses	4,699,743	4,207,377	9,352,269	7,884,299
Loss from operations	(3,617,631)	(3,910,748)	(7,873,936)	(7,550,214)

Other income (expense)
Interest expense	(128,156)	(134,164)	(323,594)	(257,762)
Interest income	11,303	-	19,437	3,054
Rental income	-	31,513	-	76,866
Other	-	-	(16,855)	-
Total other income (expense)	(116,853)	(102,651)	(321,012)	(177,842)

Net loss	$(3,734,484)	$(4,013,399)	$(8,194,948)	$(7,728,056)

Loss per share (basic and diluted)	$(0.71)	$(1.55)	$(1.71)	$(3.28)
Weighted average number of shares (basic and diluted)	5,285,705	2,595,863	4,778,426	2,357,335

The accompanying notes form an integral part of these condensed consolidated financial statements. Please click here to download the full 10-Q.

For further information:

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789 -128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

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About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

Connect with Worksport

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Social Media Disclaimer

The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company. Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media. The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “scheduled,” “expect,” “future,” “intend,” “plan,” “project,” “envisioned,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial situation may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our latest Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.